EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Mansur Industries Inc.

We consent to the use of our report, dated February 28, 1998, incorporated herein by reference, in the Registration Statement of Mansur Industries Inc., on Form S-3, relating to the balance sheets of Mansur Industries Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the years in the two year period then ended, which report appears in the December 31, 1997 Annual Report on Form 10-KSB of Mansur Industries Inc.


                                   /S/ KPMG PEAR MARWICK LLP
                                   -------------------------
                                   KPMG Peat Marwick LLP

Miami, Florida
April 14, 1998